UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2022

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 15, 2022, TG Therapeutics, Inc. (the “Company”) issued a press release announcing the Company had voluntarily withdrawn the pending Biologics License Application (BLA)/supplemental New Drug Application (sNDA) for the combination of ublituximab and UKONIQ® (umbralisib) (combination referred to as U2) for the treatment of adult patients with chronic lymphocytic leukemia (CLL) and small lymphocytic lymphoma (SLL). The decision to withdraw was based on recently updated overall survival (OS) data from the UNITY-CLL Phase 3 trial that showed an increasing imbalance in OS in favor of the control arm (obinutuzumab in combination with chlorambucil).

In addition, the Company announced that it voluntarily withdrew UKONIQ from sale for the approved indications of adult patients with marginal zone lymphoma (MZL) who have received at least one prior anti-CD20-based regimen and for the treatment of adult patients with follicular lymphoma (FL) who have received at least three prior systemic therapies. UKONIQ was granted accelerated approval in these indications in February 2021. The Company’s decision to withdraw UKONIQ from sale was primarily based on the withdrawal of the BLA and sNDA for U2 in CLL.

The Company will host a conference call today, Monday, April 18, 2022 at 8:30 a.m. to discuss the regulatory updates. A copy of the press release is being filed as Exhibit 99.1 and incorporated in this Item by reference.

Item 9.01 Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 15, 2022.

Exhibit 104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: April 18, 2022	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer